                                    COCENSYS, INC.                  EXHIBIT 10.3
                                EXECUTIVE OFFICERS'
                          CHANGE OF CONTROL SEVERANCE PLAN

                                    INTRODUCTION

     The CoCensys, Inc. Executive Officers' Change of Control Severance Plan was adopted by the Board of Directors (the "Board") of CoCensys, Inc., a Delaware corporation (the "Company"), on December 16, 1997. The Plan is intended to provide Executive Officers who are Participants in the Plan and whose employment terminates during the period beginning three (3) months prior to a Change of Control and ending fifteen (15) months following a Change of Control with the Severance Benefits specified herein. This Plan document is also the Summary Plan Description for the Plan.

     Certain capitalized terms used in the Plan are defined in Article 9.

                       ARTICLE 1 -- ESTABLISHMENT OF THE PLAN

     As of the Effective Date, the Company hereby establishes a severance plan to be known as the "Executive Officers' Change of Control Severance Plan" (the "Plan"), as set forth herein. The benefits provided by the Plan shall be available to all Participants.

                              ARTICLE 2 -- ELIGIBILITY

     2.1 PARTICIPATION. Each Executive Officer whom the Board or the Compensation Committee of the Board shall from time to time designate as such shall be a participant in the Plan (a "Participant"). Any employee holding the title of President, Chief Executive Officer, Vice President, or General Counsel shall be considered to be an Executive Officer for purposes of eligibility under the Plan without further action by the Board or the Compensation Committee of the Board.

     2.2 DURATION OF PARTICIPATION. A Participant shall cease to be a Participant in the Plan when such Participant ceases to be a designated Executive Officer; PROVIDED, HOWEVER, that if such Participant is then entitled to payment of Severance Benefits, such Participant shall remain a Participant in the Plan until the full amount of the Severance Benefits has been paid to such Participant.

                           ARTICLE 3 -- SEVERANCE BENEFITS

          3.1 RIGHT TO SEVERANCE BENEFITS. A Participant shall be entitled to receive the benefits from the Company set forth in Section 3.2 (the "Severance Benefits") if, within the period beginning three (3) months prior to a Change of Control and ending fifteen (15) months following a Change of Control (the "Coverage Period"), the Participant's employment by the Company:

                                       1.

          (a) shall be involuntarily terminated by the Company without Cause; or

          (b) shall be voluntarily terminated by the Participant on account of an event constituting Constructive Termination.

     3.2 DETERMINATION OF SEVERANCE BENEFITS. If, after a Change of Control, any Participant has a right to receive Severance Benefits pursuant to Section 3.1 above, Severance Benefits shall be determined as follows:

          (a) The Participant shall receive a Severance Payment for the number of months set forth below ( the "Severance Payment Period"):

          Participant                        Severance Payment Period
          -----------                        ------------------------
          Chief Executive Officer/President       24 months
          Vice President/General Counsel          12 months

          (b) The Participant shall receive a Target Bonus through the end of the Severance Payment Period. Therefore, if the Participant's Severance Payment Period is twelve (12) months, then the Participant shall receive an amount equal to his or her Target Bonus, and if the Severance Payment Period is twenty four (24) months, then the Participant shall receive an amount equal to twice his or her Target Bonus.

          (c) The unvested portion of any stock options issued under the Option Plans and held by the Participant on the Date of Termination shall be fully vested and exercisable as of the later of: (i) the date of the Change of Control or (ii) the Date of Termination. Such options shall remain exercisable until the earlier of (i) the expiration of the original full term of the option or (ii) two (2) years following the expiration of the Severance Payment Period.

          (d) Each Participant who is enrolled in a health or dental plan sponsored by the Company may be eligible to continue coverage under such health or dental plan (or to convert to an individual policy), at the time of the Participant's termination of employment under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). The Company will notify the individual of any such right to continue health coverage at the time of termination. The Company will continue to pay its share of the Participant's health insurance premiums until the earliest of: (i) eighteen (18) months after the Date of Termination, (ii) such time as the Participant becomes eligible to participate in another employer's health insurance plan, or (iii) the termination of the Severance Payment Period; PROVIDED THAT the Participant elects to continue coverage under COBRA and timely pays the Participant's portion of the premiums (the "COBRA Period"). No provision of this Plan will affect the continuation coverage rules under COBRA, except that the Company's payment of any applicable insurance premiums during the COBRA Period will be credited as payment by the Participant for purposes of the Participant's payment required under COBRA. Therefore, the period during which an Participant must elect to continue the Company's group medical or dental coverage at his or her own expense under COBRA, the length of time during which COBRA coverage will be made available to the Participant, and all other rights and obligations of the Participant under COBRA (except the

                                       2.

obligation to pay insurance premiums that the Company pays during the COBRA Period) will be applied in the same manner that such rules would apply in the absence of this Plan. At the conclusion of the COBRA Period, the Participant will be responsible for the entire payment of premiums required under COBRA for the duration of the COBRA period.

     For purposes of this Section 3.2(d), applicable premiums that will be paid by the Company during the Severance Payment Period shall not include any amounts payable by the Participant under the Company's Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Participant.

     3.3 TIME OF SEVERANCE PAYMENT. The Company reserves the right to determine whether the Severance Benefits under the Plan will be paid in a single sum or in installments and to choose the timing of such payments, provided, however, that all payments under this Plan will be completed within a period of time following a Participant's Date of Termination not exceeding the Severance Payment Period. Notwithstanding the foregoing, the Participant's Target Bonus payment under Section 3.2(b) shall be paid as follows: (i) in a lump sum no later than thirty (30) days following the Date of Termination if the Participant's Severance Payment Period is twelve (12) months, or (ii) in two equal installments, with the first installment no later than thirty (30) days following the Date of Termination and the second installment no later than thirteen (13) months following the Date of Termination, if the Participant's Severance Payment Period is twenty four
(24) months. If a terminating employee is indebted to the Company at his or her Date of Termination, the Company reserves the right to offset any Severance Benefits under the Plan by the amount of such indebtedness. In no event shall payment of any Plan benefit be made prior to the Participant's Date of Termination.

     3.4 NO MITIGATION. The Participant shall not be required to mitigate the amount of the Severance Benefits by seeking other employment or otherwise, and, subject to Section 3.2(d), any amount earned by the Participant as the result of employment by another employer after the Date of Termination shall not reduce the amount of the Severance Benefit.

     3.5 MAXIMUM BENEFIT OFFSETS AND WITHHOLDING. In the event of a Change of Control, (i) the Severance Benefits are in lieu of any other benefit provided under any other group severance plan of the Company and (ii) Severance Benefits shall be reduced by the amount of any payment to which the Participant is entitled under any individual severance agreement then in effect between the Participant and the Company. In addition, the Company shall withhold appropriate federal, state, local and foreign income and employment taxes from any payments hereunder.

     3.6 NOTICE OF TERMINATION. Any termination by the Company for Cause or by the Participant on account of Constructive Termination shall be communicated by Notice of Termination to the other party hereto given by hand delivery or by registered or certified mail, return receipt requested, postage prepaid, if to the Participant, then to the Participant at the Participant's address as set forth in the Company's records, and, if to the Company, to CoCensys, Inc., 201 Technology Drive, Irvine, California 92618. Any notices given pursuant to this Section 3.6 shall be effective on the earlier of the date on which such notice is actually received by the

                                       3.

addressee or the date that is three days after such notice is sent by the addressor. For purposes of the Plan, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in the Plan relied upon and (ii) if the Date of Termination, as defined below, is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such
notice).   The failure by the Company or the Participant to set forth in the
Notice of Termination any fact or circumstance which contributes to a showing of Cause or of Constructive Termination shall not waive any right of the Company or of the Participant, respectively, hereunder or preclude the Company or the Participant, respectively, from asserting such fact or circumstance in enforcing its, his or her rights hereunder.

     3.7 DATE OF TERMINATION. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; PROVIDED, HOWEVER, that (i) if the Participant's employment is terminated by the Company other than by reason of death or Disability, or for Cause, the Date of Termination shall be the date on which the Company notifies the Participant of such termination and (ii) if the Participant's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death or determination of Disability pursuant to Section 9.5, as the case may be.

     3.8 SPECIAL EXCEPTION. No benefit shall be payable hereunder solely because a Participant's employment terminates because the Company or a subsidiary, a division or other operating assets thereof is sold after a Change of Control if:

          (a) The purchaser is contractually obligated to offer the Participant a comparable or better job without relocation; and

          (b) The purchaser is contractually obligated to maintain a plan at least equivalent to this Plan.

     3.9  CERTAIN REDUCTION OF PAYMENTS.

          (a) Anything in the Plan to the contrary notwithstanding, in the event that any payment, distribution or other benefit provided by the Company to or for the benefit of a Participant (whether paid or payable or provided or to be provided pursuant to the terms of the Plan or otherwise) (a "Payment") would (i) constitute a "parachute payment" within the meaning of
Section 280G of the Code and (ii) but for this Section 3.9, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then, in accordance with this Section 3.9, such Payments shall be reduced to the maximum amount that would result in no portion of the Payments being subject to the Excise Tax, but only if and to the extent that such a reduction would result in the Participant's receipt of Payments that are greater than the net amount the Participant would receive (after application of the Excise Tax) if no reduction is made. The amount of required reduction, if any, shall be the smallest amount so that the Participant's net proceeds with respect to the Payments (after taking into account payment of any Excise Tax and all federal, state and local income, employment or other taxes) shall be maximized. If, notwithstanding any reduction described in this Section 3.9 (or in the absence of any such reduction), the IRS determines that a Payment is subject to the Excise Tax (or subject to a

                                       4.

different amount of the Excise Tax than determined by the Company or the Participant), then Section 3.9(c) shall apply. If the Excise Tax is not eliminated pursuant to this Section 3.9, the Participant shall pay the Excise Tax.

          (b) All determinations required to be made under this Section 3.9 shall be made by the Company's independent auditors. Such auditors shall provide detailed supporting calculations both to the Company and the Participant. Any such reasonable determination by the Company's independent auditors shall be binding upon the Company and the Participant. The Participant shall determine which and how much of the Payments, including without limitation any option acceleration benefits provide under this Plan or any option ("Option Benefits"), as the case may be, shall be eliminated or reduced consistent with the requirements of this Section 3.9, provided that, if the Participant does not make such determination within ten business days of the receipt of the calculations made by the Company's independent auditors, the Company shall elect which and how much of the Option Benefits or other Payments, as the case may be, shall be eliminated or reduced consistent with the requirements of this Section 3.9 and in the following order: payments of the Target Bonus under Section 3.2(b), Severance Payments under Section 3.2(a), and option acceleration as described in Section 3.2(c), and then the Company shall notify the Participant promptly of such election. Within five business days thereafter, the Company shall pay to or distribute to or for the benefit of the Participant such amounts as are then due to the Participant under the Plan.

          (c) As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Company's independent auditors hereunder, it is possible that Option Benefits or other Payments, as the case may be, will have been made by the Company which should not have been made ("Overpayment") or that additional Option Benefits or other Payments, as the case may be, which will not have been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Company's independent auditors, based upon the assertion of a deficiency by the IRS against the Participant or the Company which the Company's independent auditors believe has a high probability of success, determine that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Participant shall be treated for all purposes as a loan AB INITIO to the Participant which the Participant shall repay to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; PROVIDED, HOWEVER, that no such loan shall be deemed to have been made and no amount shall be payable by the Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Company's independent auditors, based upon controlling precedent or other substantial authority, determine that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Participant together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

                                       5.

                  ARTICLE 4 -- PAYMENTS TO AND FROM THE PLAN

     The benefits under the Plan shall be paid from the general funds of the Company, and the Participants shall be no more than unsecured general creditors of the Company.

                 ARTICLE 5 -- OTHER RIGHTS AND BENEFITS NOT AFFECTED

     5.1 NONEXCLUSIVITY. Nothing in the Plan shall prevent or limit any Participant's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company and for which a Participant may otherwise qualify, nor shall anything herein limit or otherwise affect such rights as any Participant may have under any stock option or other agreements with the Company; PROVIDED, HOWEVER, that in accordance with Section 3.5, in the event of a Change of Control, the Severance Payments hereunder shall be in lieu of any other severance payments to which any Participant may otherwise be entitled, including without limitation, under any employment contract or severance plan. Except as otherwise expressly provided herein, amounts which are vested benefits or which a Participant is otherwise entitled to receive under any plan, policy, practice or program of the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program.

     5.2 EMPLOYMENT STATUS. The Plan does not constitute a contract of employment or impose on any Participant or the Company any obligation to retain any Participant as an employee, to change the status of the Participant's employment, or to change the Company's policies regarding termination of employment.

                          ARTICLE 6 -- SUCCESSOR TO COMPANY

     The Plan shall be binding upon any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company, and any such successor or assignee shall be required to perform the Company's obligations under the Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. In such event, the term "Company," as used in the Plan, shall mean the Company as hereinafter defined and any successor or assignee to the business or assets which by reason hereof becomes bound by the terms and provisions of the Plan.

                       ARTICLE 7 -- NON-ALIENATION OF BENEFITS

     No benefit hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void.

                   ARTICLE 8 -- LEGAL CONSTRUCTION AND ARBITRATION

     8.1 APPLICABLE LAW. This Plan is intended to be governed by and shall be construed in accordance with the Employee Retirement Income Security Act of 1974 ("ERISA") and, to the extent not preempted by ERISA, the laws of the State of California.

                                       6.

     8.2 ARBITRATION. Any and all disputes or controversies, whether of law or fact of any nature whatsoever, arising from or respecting the application of the Plan to any Participant shall be decided by arbitration by the American Arbitration Association in accordance with the rules and regulations of that Association, or by any other arbitration body mutually agreed upon by the parties. Pre-arbitration discovery shall be permitted at the request of either party to a dispute under appropriate protection for proprietary and confidential business information.

     The arbitrators shall be selected as follows: the Company and the Participant who is a party to the dispute shall each select one independent, qualified arbitrator and the two arbitrators so selected shall select the third arbitrator. The Company reserves the right to disqualify any individual arbitrator who shall be employed by or affiliated with a competing organization.

     Arbitration shall take place in Irvine, California, or any other location mutually agreeable to the parties. At the request of either party, arbitration proceedings will be conducted in the utmost secrecy and, in such case, all documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy under seal, available for inspection only by the parties to the arbitration, their respective attorneys, and their respective expert consultants or witnesses who shall agree, in advance and in writing, to receive all such information confidentially and to maintain such information in secrecy, and make no use of such information except for the purposes of the arbitration, until such information shall become generally known.

     The arbitrators, who shall act by majority vote, shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a temporary injunction, or a permanent injunction, and shall also be able to award damages, with or without an accounting and costs. The decree or judgment of an award rendered by the arbitrators may be entered and enforced in any court having jurisdiction over the parties.

     Reasonable notice of the time and place of arbitration shall be given to persons other than the parties, if such notice is required by law, in which case such persons or their authorized representatives shall have the right to attend or participate in the arbitration hearing in such manner as the law shall require.

     If any action is necessary to enforce or interpret the application of the Plan to a Participant, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled.

                              ARTICLE 9 -- DEFINITIONS

     For purposes of the Plan, the following terms shall have the meanings set forth below.

     9.1 "CAUSE" shall mean: (a) an intentional act that materially injures the Company; (b) the intentional refusal or failure to follow the lawful and reasonable directions of the Board of Directors or the directions of any individual to whom the Participant reports; (c) the willful and habitual neglect of duties; or (d) the conviction of a felony involving moral turpitude which is reasonably likely to inflict or has inflicted material injury on the Company; PROVIDED that the

                                       7.

Participant did not cure such misconduct within thirty (30) days following receipt of written notice of such misconduct from the Company.

     9.2 "CHANGE OF CONTROL" shall be deemed to have occurred at any of the following times:

           (a) Upon the adoption by the stockholders of the Company of a plan of dissolution, liquidation, or sale or distribution of substantially all of the assets or operations of the Company;

          (b) Upon stockholder approval of a reorganization, merger, consolidation or other combination of the Company with one or more corporations as a result of which the Company will not be a surviving corporation and the stockholders of the Company immediately prior to the transaction will own beneficially less than sixty percent (60%) of the then outstanding shares of the equity securities of the controlling entity immediately following consummation of the transaction;

          (c) Upon stockholder approval of a reorganization, merger, consolidation or other combination of the Company with one or more corporations as a result of which the Company will be a surviving corporation, but pursuant to which a person (as defined in Section 3(a)(9) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or group of persons will acquire the beneficial ownership of forty percent (40%) or more of the equity securities of the Company immediately following consummation; or

          (d) At such time that, in connection with a tender offer or exchange offer for any shares of the Company's outstanding common stock (or securities convertible into common stock) or other sale of any such securities by stockholders of the Company, a person or group of persons owns beneficially thirty-three percent (33%) or more of the outstanding common stock of the Company.

          For purposes of this Section 9.2, a "person" shall exclude (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company prior to the consummation of the transaction.

     9.3 "COMPANY" means CoCensys, Inc., a Delaware corporation, and any successor as provided in Article 6 hereof.

     9.4  "DATE OF TERMINATION" has the meaning set forth in Section 3.7.

     9.5  "DISABILITY" means permanent and total disability as defined in
Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

     9.6  "EFFECTIVE DATE" shall mean January 1, 1998.

                                       8.

     9.7 "EXECUTIVE OFFICER" means the Chief Executive Officer, the President, any Vice President and the General Counsel of the Company.

     9.8 "CONSTRUCTIVE TERMINATION" means (i) the assignment of duties and responsibilities which result in a diminution of position or function (but not merely a change in title or reporting relationships); (ii) the reduction in base salary by more than ten percent (10%); (iii) a material reduction in the Eligible Employee's package of incentives and benefits in the aggregate;
(iv) the relocation of the Eligible Employee's principal office by more than thirty (30) miles, unless approved by the Eligible Employee; (v) the material breach of this Plan or any other material agreement between the Eligible Employee and the Company regarding the terms and conditions of employment; or
(vi) the failure of any acquiring or surviving corporation to assume the responsibilities of the Company under this Plan or under any other material agreement between the Eligible Employee and the Company regarding the terms and conditions of employment.

     9.9  "NOTICE OF TERMINATION" has the meaning set forth in Section 3.6.

     9.10 "OPTION PLANS" shall mean those Plans adopted by the Company by which an Executive Officer has been or may be granted a stock option to acquire the Company's common stock or other equity securities, as well as any employee stock option plan adopted subsequent to the date hereof and prior to a Change of Control (and any plans succeeding thereto).

     9.11 "PARTICIPANT" has the meaning set forth in Section 2.1.

     9.12 "PERSON" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     9.13 "PLAN" has the meaning set forth in Article 1.

     9.14 "SEVERANCE BENEFITS" has the meaning set forth in Section 3.1.

     9.15 "SEVERANCE PAYMENT" shall mean the Participant's base pay (excluding overtime, bonuses, draws, commissions, and other forms of additional compensation), at the rate in effect during the last regularly scheduled payroll period immediately preceding the Date of Termination.

     9.16 "TARGET BONUS" shall mean the greater of: (i) the Participant's target bonus for the year in which the Date of Termination occurs, as approved by the Compensation Committee of the Board of Directors or (ii) the average of the annual bonuses actually paid to the Participant over the two years immediately preceding the Date of Termination (or if less, the period of time the Participant has provided services to the Company).

                            ARTICLE 10 -- MISCELLANEOUS

     10.1 SEVERABILITY. If any term, provision, covenant or restriction of the Plan is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the

                                       9.

remainder of the terms, provisions, covenants and restrictions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     10.2 CONSTRUCTION OF PLAN. Any gender, where appearing in the Plan, shall be deemed to include the other gender, the singular shall include the plural, and the plural shall include the singular, unless the context otherwise requires. Descriptive headings of the several Articles of the Plan are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. In the event of a conflict between the text of the Plan and any summary, description or other information regarding the Plan, the text of the Plan shall control.

     10.3 AMENDMENT OR TERMINATION. The Company, by resolution of the Company's Board of Directors or the Compensation Committee of the Board, may amend or terminate this Plan with respect to any Participant or all Participants at any time except during the Coverage Period.

                     ARTICLE 11 -- CLAIMS, INQUIRIES AND APPEALS

     11.1 APPLICATIONS FOR BENEFITS AND INQUIRIES. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing.
 The Plan Administrator is:

                          Vice President, Human Resources
                                   CoCensys, Inc.
                                201 Technology Drive
                              Irvine, California 92618

     11.2 DENIAL OF CLAIMS. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must notify the applicant, in writing, of the denial of the application, and of the applicant's right to review the denial. The written notice of denial will be set forth in a manner designed to be understood by the employee, and will include specific reasons for the denial, specific references to the Plan provision upon which the denial is based, a description of any additional material or information necessary for the applicant to perfect the claim along with an explanation as to why such information is necessary and an explanation of the Plan's claim procedure.

     This written notice will be given to the employee within 90 days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional 90 days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial 90-day period.

     This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan
Administrator is to render its decision on the application. If written notice of denial of the application for benefits is not furnished within the

                                       10.

specified time, the application shall be deemed to be denied. The applicant will then be permitted to appeal the denial in accordance with the Review Procedure described below.

     11.3 REQUEST FOR A REVIEW. Any person (or that person's authorized representative) for whom an application for benefits is denied (or deemed denied), in whole or in part, may appeal the denial by submitting a written request for a review to the Plan Administrator within 60 days after the application is denied (or deemed denied). The Plan Administrator will give the applicant (or his or her representative) an opportunity to review pertinent documents in preparing a request for a review. A request for a review shall be in writing and shall be addressed to:

                          Vice President, Human Resources
                                   CoCensys, Inc.
                                201 Technology Drive
                              Irvine, California 92618

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The Plan Administrator may require the applicant to submit additional facts, documents or other material as it may find necessary or appropriate in making its review.

     11.4 DECISION ON REVIEW. The Plan Administrator will act on each request for review within 60 days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional 60 days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial 60-day period. The Plan Administrator will give prompt, written notice of its decision to the applicant. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will outline, in a manner calculated to be understood by the applicant, the specific reasons for the decision and the specific Plan provisions upon which the decision is based. If written notice of the Plan Administrator's decision is not given to the applicant within the time prescribed in this Section 11.4, the application will be deemed denied on review.

     11.5 RULES AND PROCEDURES. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial (or deemed denial) of benefits to do so at the applicant's own expense.

     11.6 EXHAUSTION OF REMEDIES. No legal action for benefits under the Plan may be brought until the claimant has (i) submitted a written application for benefits in accordance with the procedures described by
Section 11.1 above, (ii) been notified by the Plan Administrator that the application is denied (or the application is deemed denied due to the Plan Administrator's failure to act on it within the established time period),
(iii) filed a written request for a review of the application in accordance with the appeal procedure described in Section 11.3 above and (iv) been notified in writing that the Plan Administrator has denied the appeal (or the appeal is

                                       11.

deemed to be denied due to the Plan Administrator's failure to take any action on the claim within the time prescribed by Section 11.4 above).

                        ARTICLE 12 -- OTHER PLAN INFORMATION

     12.1 EMPLOYER AND PLAN IDENTIFICATION NUMBERS.  The Employer
Identification Number assigned to the Company (which is the "Plan Sponsor" as that term is used in ERISA) by the Internal Revenue Service is 330538836.
The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 504.

     12.2 ENDING DATE FOR PLAN'S FISCAL YEAR. The date of the end of the fiscal year for the purpose of maintaining the Plan's records is December 31.

     12.3 AGENT FOR THE SERVICE OF LEGAL PROCESS. The agent for the service of legal process with respect to the Plan is the General Counsel, CoCensys, Inc., 201 Technology Drive, Irvine, California 92618.

     12.4 PLAN SPONSOR AND ADMINISTRATOR. The "Plan Sponsor" of the Plan is CoCensys, Inc., 201 Technology Drive, Irvine, California 92618. The "Plan Administrator" of the Plan is the Vice President, Human Resources, CoCensys, Inc., 201 Technology Drive, Irvine, California 92618. The Plan Sponsor and Plan Administrator's telephone number is (949) 753-6100. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

                       ARTICLE 13 -- STATEMENT OF ERISA RIGHTS

     13.1 Participants in this Plan (which is a welfare benefit plan sponsored by CoCensys, Inc.) are entitled to certain rights and protections under ERISA. If you are a Participant, you are considered a participant in the Plan and, under ERISA, you are entitled to:

          (a) Examine, without charge, at the Plan Administrator's office and at other specified locations, such as work sites, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports;

          (b) Obtain copies of all Plan documents and Plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies;

          (c) Receive a summary of the Plan's annual financial report, in the case of a plan that is required to file an annual financial report with the Department of Labor. (Generally, all pension plans and welfare plans with 100 or more participants must file these annual reports.)

          (d) In addition to creating rights for Plan participants, ERISA imposes duties upon the people responsible for the operation of the employee benefit plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries.

                                       12.

          (e) No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA. If your claim for a Plan benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan review and reconsider your claim.

          (f) Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that the Plan fiduciaries misuse the Plan's money or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

     13.2 If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about your rights under ERISA, you should contact the nearest area office of the U.S. Labor - Management Services Administration, Department of Labor.

                               ARTICLE 14 -- EXECUTION

     Having been adopted by its Board on December 16, 1997, the Plan has been executed by a duly authorized officer on May 13th, 1998.

                                  COCENSYS, INC.

                                  By:   F. Richard Nichol, Ph.D.
                                     -------------------------------------------
                                  Title:   President and Chief Executive Officer
                                        ----------------------------------------

                                       13.